Exhibit 10.2

BACKSTOP AGREEMENT

This Backstop Agreement (this “Agreement”) is entered into as of January 25, 2022, by and among, Sports Ventures Acquisition Corp., a Cayman Islands exempted company (“Svac”), AKICV LLC, a Delaware limited liability company (the “Purchaser”) and Prime Focus World N.V., a Dutch corporation (“PFW”). Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in that certain Business Combination Agreement, dated as of the date hereof, by and among PF Overseas Limited, a limited company incorporated in Mauritius (“PF Overseas”), Prime Focus 3D Cooperatief U.A., a Dutch cooperative association (“Dutch Co-op” and, together with PFW and PF Overseas, the “PF Parties”), Svac, Purchaser and the other parties named therein (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “BCA”).

WHEREAS, in connection with the entry into the BCA, the Purchaser, a sister entity formed by the existing members of AKICV LLC has agreed to subscribe for shares of Svac Class A Ordinary Shares, par value $0.0001 per share, (the “Svac Shares”) as set forth in detail herein below if the total amount of the Available Svac Cash (as defined in the BCA) at 12:01 a.m. Pacific Time on the Closing Date (the “Calculation Time”) is less than $350,000,000 (the “Minimum Cash Shortfall”); and

WHEREAS, the Purchaser is now entering into this Agreement with Svac whereby at the Closing under the BCA, the Purchaser will acquire, and Svac will issue and sell to the Purchaser, solely to the extent necessary to cause the Minimum Cash Condition pursuant to Section 8.03(e) of the BCA to be satisfied, Svac Shares in an amount determined pursuant to Section 2(a) hereof and subject to the limitations set forth herein (the “Backstop Purchase Shares”).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Backstop Limit; Backstop Notice.

(a) Backstop Limit. Notwithstanding anything to the contrary in this Agreement, the Purchaser shall never be required to purchase the Backstop Purchase Shares for an aggregate amount greater than an amount equal to (x) Three Hundred Fifty Million dollars ($350,000,000) minus (y) the total amount committed as set forth on Schedule I hereto, as such schedule may be amended to reflect any commitments received from additional investments subsequent to the date hereof (such amount, the “Backstop Limit”).

(b) Backstop Notice. On the Closing Date, as soon as practicable following the Calculation Time, Svac shall deliver a written notice (the “Backstop Notice”) to the Purchaser, with copies to PFW and its counsel at the instructions set forth in Section 9(a), setting forth:

(i) the amount of the Available Svac Cash and, if any, of the Minimum Cash Shortfall, including the following information:

(A) the balance remaining in the Svac Trust Account as of the Calculation Time, giving effect to the redemptions of Svac Shares (and which redemptions were not subsequently withdrawn) by the Svac shareholders at the Svac EGM;

(B) the total amount of financing committed as set forth on Schedule I; and

(C) the amount of all other Available Svac Cash pursuant to the BCA at the Calculation Time.

(ii) the Backstop Subscription Share Amount as calculated in accordance with Section 2(a) (subject to the Backstop Limit), being the total number of shares of Svac Shares (or successor security thereto) that the Purchaser is required to subscribe for pursuant to this Agreement.

2. Sale, Purchase and Issuance.

(a) Backstop Purchase Shares.

(i) The price per share of the Backstop Purchase Shares shall be $10.00 (the “BPS Per Share Price”).

(ii) The “Backstop Subscription Share Amount” shall be equal to the quotient of (x) the Minimum Cash Shortfall divided by (y) the BPS Per Share Price.

(iii) Subject to the terms and conditions hereof, following delivery of the Backstop Notice by Svac to the Purchaser hereunder, Svac shall issue and sell to the Purchaser, and the Purchaser shall purchase from Svac a number of Backstop Purchase Shares equal to the Backstop Subscription Share Amount, subject to the Backstop Limit. The numbers of shares, per share amounts and purchase price of the Backstop Purchase Shares and the BPS Purchase Price, as applicable, shall be appropriately adjusted (A) to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof, but prior to the BPS Closing, or (B) to the then-current market price per share if it is less than $10.00 per share.

(iv) The delivery of the Backstop Notice hereunder shall serve as notice to the Purchaser that the Purchaser will be required to pay the BPS Purchase Price, and acquire the Backstop Purchase Shares, at the BPS Closing.

(v) The closing of the sale of the Backstop Purchase Shares (the “BPS Closing”) shall be held on the Closing Date. At the BPS Closing, Svac will issue to the Purchaser the Backstop Purchase Shares, registered in the name of the Purchaser, against (and concurrently with) the payment of the BPS Purchase Price to Svac by wire transfer of immediately available funds to the account designated by Svac in the Backstop Notice.

(b) Delivery of Backstop Purchase Shares.

(i) Svac shall register the Purchaser as the owner of the Backstop Purchase Shares received by the Purchaser hereunder (individually or collectively, the “Securities”) in the register of shareholders of Svac and with Svac’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the date of the BPS Closing.

(ii) In addition to any notation or legend required under any applicable agreement of Svac, each register and book entry for the Backstop Purchase Shares received by the Purchaser hereunder shall contain a notation, and each certificate (if any) evidencing the Backstop Purchase Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

(c) Legend Removal. If the Backstop Purchase Shares are eligible to be sold without restriction under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), then at the Purchaser’s request, Svac will, at its sole expense, cause Svac’s transfer agent to remove the legend set forth in Section 2(b)(ii) hereof. In connection therewith, if required by Svac’s transfer agent, Svac will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, that authorize and direct the transfer agent to transfer such Backstop Purchase Shares without any such legend; provided, however, that Svac will not be required to deliver any such opinion, authorization or certificate or direction if it reasonably believes that removal of the legend could reasonably be expected to result in or facilitate transfers of Backstop Purchase Shares in violation of applicable law; provided, further, that nothing in this Section 2.2(c) will require Svac to take any action with respect to the removal of any notation or legend required under any of Svac’s A&R Registration Rights Agreement or other applicable agreement of Svac.

(d) Registration Rights. The Purchaser shall have registration rights with respect to the Backstop Purchase Shares as referenced in the A&R Registration Rights Agreement that will be entered into by and among Svac, the Purchaser and certain other parties thereto in connection with the consummation of the Transactions (the “Registration Rights”).

3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to Svac and PFW as follows, as of the date hereof and as of the BPS Closing:

(a) Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (c) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d) Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, if applicable, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e) Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to Svac, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. If the Purchaser was formed for the specific purpose of acquiring the Securities, each of its equity owners is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f) Disclosure of Information. The Purchaser has had an opportunity to discuss Svac’s existing and planned or expected business, management, financial affairs and the terms and conditions of the sale of the Securities with Svac’s management.

(g) Restricted Securities. The Purchaser understands that the sale of the Securities to the Purchaser has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that Svac has no obligation to register or qualify the Securities for resale, except pursuant to the Registration Rights. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and requirements relating to Svac which are outside of the Purchaser’s control, and which Svac is under no obligation and may not be able to satisfy. The Purchaser understands that Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to such sale of the Securities.

(h) High Degree of Risk. The Purchaser understands that its agreement to purchase the Securities involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(i) Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(j) No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the sale of the Securities.

(k) Residence. The principal place of business of the Purchaser is the office located at the address of the Purchaser set forth in Section 8(a) below.

(l) Non-Public Information. The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of material non-public information relating to Svac.

(m) No Conflicting Obligations. The Purchaser has no obligations, contingent or otherwise, which would reasonably be likely to impair its ability to meet its obligations hereunder.

(n) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and the sale and purchase of the Securities, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by Svac in Section 4 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by Svac, any person on behalf of Svac or any of Svac’s respective affiliates (collectively, the “Svac Parties”). Notwithstanding anything to the contrary in this Agreement, nothing in this Section 3(n) shall limit any claim or cause of action (or recovery in connection therewith) with respect to fraud.

4. Representations and Warranties of Svac. Svac represents and warrants to the Purchaser and PFW as follows:

(a) Incorporation and Corporate Power. Svac is an exempted company with limited liability duly incorporated under the Laws of the Cayman Islands, with all corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

(b) Capitalization. The authorized share capital of Svac consists, as of the date hereof, of 500,000,000 Svac Shares, 23,660,000 of which are issued and outstanding and 50,000,000 Svac Class B Ordinary Shares, 5,750,000 of which are issued and outstanding, 5,000,000 Svac Ordinary Preferred Shares, none of which are outstanding. All of the outstanding shares of Svac have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable laws. In addition, Svac has accepted Common Equity Subscription Agreements executed by the Common Equity Investors, which have committed to purchase an additional 16,800,000 Svac Shares upon the Closing, which shares, once issued will be fully paid and non-assessable.

(c) Authorization. All corporate action required to be taken by Svac’s Board of Directors and shareholders, as applicable, in order to authorize Svac to enter into this Agreement and for Svac to issue the Backstop Purchase Shares at the BPS Closing has been taken or will be taken prior to the BPS Closing, as applicable. All actions on the part of the shareholders, directors and officers of Svac, as applicable, necessary for the execution and delivery of this Agreement, the performance of all obligations of Svac, as applicable, under this Agreement to be performed as of the BPS Closing, and the issuance and delivery of the Backstop Purchase Shares and the securities issuable upon conversion or exercise of the Backstop Purchase Shares have been taken or will be taken prior to the BPS Closing, as applicable. This Agreement, when executed and delivered by Svac, shall constitute the valid and legally binding obligation of Svac, as applicable, enforceable against Svac in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable national, U.S. federal or state securities laws.

(d) Valid Issuance of Backstop Purchase Shares.

(i) The Backstop Purchase Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement and registered in the register of members of Svac, will be validly issued, fully paid and nonassessable and free of all preemptive or similar rights, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 4(e) below, the Backstop Purchase Shares will be issued in compliance with all applicable federal and state securities laws.

(ii) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to Svac or, to Svac’s knowledge, any Svac Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)–(iv) or (d)(3), is applicable. “Svac Covered Person” means, with respect to Svac as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e) Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Svac in connection with the consummation of the transactions contemplated by this Agreement, except for any filings required pursuant to Regulation D of the Securities Act, applicable state securities laws, and pursuant to the Registration Rights.

(f) Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by Svac will not result in any violation or default (i) with respect to Svac, of any provisions of Svac’s Memorandum and Articles or its other governing documents (ii) of any instrument, judgment, order, writ or decree to which Svac is a party or by which Svac is bound, (iii) under any note, indenture or mortgage to which Svac is a party or by which Svac is bound, (iv) under any lease, agreement, contract or purchase order to which Svac is a party or by which Svac is bound or (v) of any provision of national, U.S. federal or state statute, rule or regulation applicable to Svac, in each case (other than clause (i)) which would have a material adverse effect on Svac or their respective abilities to consummate the transactions contemplated by this Agreement.

(g) Limited Operations and Operating History. As of the date hereof, Svac has not conducted any operations other than organizational activities.

(h) Absence of Litigation. As of the date hereof, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of Svac, threatened against or affecting Svac or any of its respective officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(i) No General Solicitation. Neither Svac nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including through a broker or finder, (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the sale of the Svac Shares or the Backstop Purchase Shares.

(j) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 4 and in any certificate or agreement delivered pursuant hereto, Svac has not made, makes nor shall be deemed to make any other express or implied representation or warranty with respect to Svac, as applicable, the sale and purchase of the Backstop Purchase Shares, the Transactions, and Svac disclaims any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, Svac specifically disclaims that it is relying upon any other representations or warranties that may have been made by the Purchaser. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 4(j) shall limit any claim or cause of action (or recovery in connection therewith) with respect to fraud.

5. Representations and Warranties of PFW. PFW represents and warrants to Purchaser and Svac as follows, as of the date hereof and as of the BPS Closing.

(a) Organization and Power. PFW is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation (if the concept of “good standing” is a recognized concept in such jurisdiction) and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. PFW has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the PFW, will constitute the valid and legally binding obligation of the PFW, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable national, U.S. federal or state securities laws.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any national, U.S. federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d) Compliance with Other Instruments. The execution, delivery and performance by PFW of this Agreement and the consummation by PFW of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, if applicable, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of national, U.S., federal or state statute, rule or regulation applicable to PFW, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e) Common Equity Subscription Agreements. As of the date of this Agreement, the Company has entered into the Common Equity Subscription Agreements set forth on Schedule 1 hereto. To the knowledge of PFW, with respect to each Common Equity Investor party to such Common Equity Subscription Agreement with such Common Equity Investor is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by PFW.

6. Additional Agreements, Acknowledgements and Waivers.

(a) Trust Account. Notwithstanding anything to the contrary set forth herein, the Purchaser acknowledges that Svac has established a trust account containing the proceeds of its initial public offering and from certain private placements (collectively, with interest accrued from time to time thereon, the “Trust Account”). The Purchaser agrees that (i) it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, and (ii) it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, in each case in connection with this Agreement, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have in connection with this Agreement; provided, however, that nothing in this Section 6(a) shall be deemed to limit Purchaser’s right, title, interest or claim to the Trust Account by virtue of such Purchaser’s record or beneficial ownership of securities of Svac, including, but not limited to, any redemption right with respect to any such securities of Svac. In the event the Purchaser has any Claim against Svac, the Purchaser shall pursue such Claim solely against Svac and its assets outside the Trust Account and not against the property or any monies in the Trust Account. The Purchaser agrees and acknowledges that such waiver is material to this Agreement and has been specifically relied upon by Svac to induce Svac to enter into this Agreement and the Purchaser further intends and understands such waiver to be valid, binding and enforceable under applicable law. In the event the Purchaser, in connection with this Agreement, commences any action or proceeding which seeks, in whole or in part, relief against the funds held in the Trust Account or distributions therefrom or any of Svac’s shareholders, whether in the form of monetary damages or injunctive relief, Purchaser shall be obligated to pay to Svac all of its legal fees and costs in connection with any such action in the event that Svac prevails in such action or proceeding.

(b) No Short Sales. The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of Svac prior to the Closing. For purposes of this Section 6(b), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(c) Enforcement of Common Equity Subscription Agreements. From the date hereof, until the earlier of the BPS Closing or the termination of this Agreement in accordance with its terms, the PF Parties shall use their reasonable best efforts to enforce the terms of the Common Equity Subscription Agreement and to maintain them in full force and effect.

(d) Transaction Closing Wavier. Notwithstanding any prior breach or non-performance of this Agreement by the Purchaser under this Agreement, upon the Closing of the Transaction pursuant to the terms of the BCA, all obligation of the Purchaser and any breaches hereof by Purchaser will be deemed to have been waived and there will be no further obligations or liabilities of either party.

7. BPS Closing Conditions.

(a) The obligation of the Purchaser to purchase the Backstop Purchase Shares at the BPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the BPS Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i) The Transactions shall be consummated substantially concurrently with, and immediately following, the purchase of the Backstop Purchase Shares;

(ii) The BPS Purchase Price shall not exceed the Backstop Limit; and

(iii) There shall not be any applicable Law in effect that makes the consummation of the transactions contemplated hereby illegal or any Governmental Order in effect preventing the consummation of the transactions contemplated hereby.

(b) The obligation of Svac to sell the Backstop Purchase Shares at the BPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the BPS Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by Svac:

(i) The Transactions shall be consummated substantially concurrently with, and immediately following, the purchase of the Backstop Purchase Shares;

(ii) The representations and warranties of the Purchaser set forth in Section 3 and of PFW in Section 5 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the BPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or PFW or either of their ability to consummate the transactions or to carry out the parties’ intent contemplated by this Agreement in furtherance of the Transactions;

(iii) The Purchaser and PFW shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser or PFW, as applicable at or prior to the BPS Closing; and

(iv) There shall not be any applicable Law in effect that makes the consummation of the transactions contemplated hereby illegal or any Governmental Order in effect preventing the consummation of the transactions contemplated hereby.

8. Termination. This Agreement may be terminated at any time prior to the BPS Closing:

(a) by written consent of each of Svac, Purchaser and the PF Parties; or

(b) automatically:

(i) upon the consummation of the Company Exchange (whether or not a Backstop Notice has been delivered and Backstop Purchase Shares have been delivered hereunder); provided, however, that, except as otherwise provided in clause (c), in no event shall such termination resulting from the consummation of the Company Exchanging result in either (1) any opportunity for a party to this Agreement to rescind the termination hereof even upon any recission of a Subscription Agreement by any Common Equity Investor(s) or of the Company Exchange itself, or (2) the rescission of any transactions for the purchase of the Backstop Purchase Shares consummated hereunder; or

(ii) upon the termination of the BCA, as provided under the terms therein.

(c) In the event of any termination of this Agreement pursuant to this Section 8, the BPS Purchase Price, if previously paid, and all Purchaser’s funds paid in connection herewith shall be promptly returned to the Purchaser in accordance with written instructions provided by the Purchaser to Svac, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser, PFW, or Svac and their respective directors, officers, employees, partners, managers, members, or shareholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 8 shall relieve any party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement. Section 6(a), this Section 8, and Section 9 shall survive termination of this Agreement.

9. General Provisions.

(a) Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) If to the Purchaser, to:

AKICV LLC

9705 Collins Ave 1901

Bal Harbour, FL 33154

Attention: Alan Kestenbaum, CEO

Email: AK@bi15.com

with a copy (which shall not constitute notice) to:

Arent Fox LLP

800 Boylston Street, 32nd Floor,

Boston, MA 02199

Attention: Tal M. Unrad; Michael Andresino

Email: tal.unrad@arentfox.com; michael.andresino@arentfox.com

(ii) If to the Svac, to:

Sports Ventures Acquisition Corp.

9705 Collins Ave 1901

Bal Harbour, FL 33154

Attention: Alan Kestenbaum, CEO

Email: AK@bi15.com

with copies (which shall not constitute notice) to:

Arent Fox LLP

800 Boylston Street, 32nd Floor,

Boston, MA 02199

Attention: Tal M. Unrad; Michael Andresino

Email: tal.unrad@arentfox.com; michael.andresino@arentfox.com

Prime Focus World N.V

160 Great Portland St. Fitzrovia

London. W1W 5QA

Attention: General Counsel

Email: cpfl@dneg.com

Latham & Watkins LLP
10250 Constellation Blvd., Suite 1100
Los Angeles, CA 90067
Attn: Steven B. Stokdyk; Lewis W. Kneib
E-mail: steven.stokdyk@lw.com;
lewis.kneib@lw.com

(iii) If to the PFW, to:

Prime Focus World N.V

160 Great Portland St. Fitzrovia

London. W1W 5QA

Attention: General Counsel

Email: cpfl@dneg.com

with copies (which shall not constitute notice) to:

Latham & Watkins LLP
10250 Constellation Blvd., Suite 1100
Los Angeles, CA 90067
Attn: Steven B. Stokdyk; Lewis W. Kneib
E-mail: steven.stokdyk@lw.com;
lewis.kneib@lw.com

(b) Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

(c) No Third Party Beneficiaries; Exception. Except to the extent expressly set forth in Sections 2(a)(i), 8(a), 9(e), 9(j) and 9(q), this Agreement shall be binding on, and inure solely to the benefit of, the parties hereto and their respective successors and assigns, and nothing set forth in this Agreement shall be construed to confer upon or give any Person, other than the parties hereto and their respective successors and permitted assigns, any benefits, rights or remedies under or by reason of, or any rights to enforce or cause Purchaser or Svac to enforce, this Agreement.

(d) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(e) Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties hereto and the PF Parties. Notwithstanding the foregoing, the Purchaser may assign and delegate all or a portion of its rights and obligations to purchase and receive the Backstop Purchase Shares to one or more other persons upon the consent of Svac and the PF Parties provided, however, that no consent of Svac or the PF Parties shall be required with respect to any partial assignment of the Purchaser’s obligations to Purchase Backstop Purchase Shares to a third party purchaser that has entered into such commitment in a writing that names Svac and the PF Parties as third-party beneficiaries thereto, and provided, further, that no such assignment or delegation shall relieve the Purchaser of its obligations hereunder (including its obligation to purchase the Backstop Purchase Shares) and Svac shall be entitled to pursue all rights and remedies against the Purchaser subject to the terms and conditions hereof. Any purported assignment or assumption of this Agreement or any right or obligation hereunder in contravention of this Section 9(e) shall be void ab initio.

(f) Counterparts; Electronic Signature. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(g) Headings and Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

(h) Governing Law. This Agreement and all claims or causes of action based upon, arising out of, or related to this Agreement or the Transactions, shall be governed by, and construed in accordance with, the Laws of the State of New York without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(i) Consent to Jurisdiction; Waiver of Jury Trial. Any Action based upon, arising out of or related to this Agreement, the other Transaction Documents or the Transactions, shall be brought in the United States District Court for the Southern District of New York or a New York State Court sitting in New York City (the “Chosen Courts”), so long as one of such courts shall have subject matter jurisdiction over such Action. Any cause of action arising out of this Agreement or the Transactions shall be deemed to have arisen from a transaction of business in the State of New York. Each of the Parties irrevocably submits to the exclusive jurisdiction of the Chosen Courts in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in the Chosen Courts, and agrees not to bring any Action arising out of or relating to this Agreement or the Transactions in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 9(i). EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS.

(j) Modifications and Amendments. This Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by Purchaser, Svac and the PF Parties.

(k) Waiver of Damages. Notwithstanding anything to the contrary contained herein, in no event shall any party be liable for punitive damages in connection with this Agreement; provided, however, that in no event shall Purchaser be liable for any form of damages, whether such damages are consequential, special or exemplary, in connection with this Agreement in excess of the sum of the Backstop Limit and any reasonable fees and expenses associated with the collection of such damages.

(l) Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(m) Expenses. Svac will be responsible for all costs and expenses incurred by it in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants, transfer agents and stamp taxes associated with the issuance of the Securities.

(n) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(o) Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(p) Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, or upon the request of a governmental authority, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by Svac, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

(q) Specific Performance; Enforcement. Each party agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser or Svac in accordance with the terms hereof and that the other parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity, without a requirement to post bond or any other security. Subject to the proviso in Section 9(c) and as provided in this Section 9(q), this Agreement may be enforced only by Svac and the Purchaser, and none of Svac’s or Purchaser’s direct or indirect creditors nor any other person that is not a party to this Agreement shall have any right to enforce this Agreement or to cause Svac to enforce this Agreement; provided, however, that notwithstanding anything to the contrary PFW shall be entitled to enforce, through an action of specific performance, Svac’s right to cause the Purchaser to fund the BPS Purchase Price and purchase the Backstop Purchase Shares, subject to the terms and conditions hereof, and shall not be required to provide any bond or other security in connection with any such equitable remedy; provided in no event will PFW have any claim for monetary damages against the Purchaser hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

SPORTS VENTURES ACQUISITION CORP.

By:	/s/ Alan Kestenbaum
	Name:	Alan Kestenbaum
	Title:	Chief Executive Officer and Chairman of the Board

AKICV LLC

By:	/s/ Alan Kestenbaum
	Name:	Alan Kestenbaum
	Title:	Managing Member

PRIME FOCUS WORLD N.V.

By:	/s/ Namit Malhotra
	Name:	Namit Malhotra
	Title:	Chief Executive Officer

[Signature Page to Backstop Agreement]

Schedule I

Commitments

Total: $168,000,000.00